UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2025

_______________________________

CLEARFIELD, INC.

(Exact name of registrant as specified in its charter)

_______________________________

Minnesota	000-16106	41-1347235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Winnetka Avenue North, Suite 100

Brooklyn Park, Minnesota 55428

(Address of Principal Executive Offices) (Zip Code)

(763) 476-6866

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2025, Clearfield, Inc. (the “Company”) entered into a Share Sale and Purchase Agreement (the “Agreement”) pursuant to which the Company agreed to sell all of the issued and outstanding shares of its wholly-owned subsidiary, Clearfield Finland Oy, to two employees of Nestor Cables Oy, a wholly-owned subsidiary of Clearfield Finland Oy, for $1 in cash and the contribution from the Company to Clearfield Finland Oy of $5.8 million of inter-company receivables owed to the Company by Nestor Cables Oy and Clearfield Finland Oy. The completion of the sale occurred simultaneously with entry into the Agreement. The Agreement also contains customary warranties, remedies, limitations, and undertakings for transactions of this type.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Share Sale and Purchase Agreement dated November 11, 2025, by and between Clearfield, Inc. and Aki Eklund and Aleksanteri Pyrrö (excluding certain schedules, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).
99.1	Press Release dated November 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Date: November 17, 2025	By:	/s/ Cheryl Beranek
Cheryl Beranek
Chief Executive Officer